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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-126318 on Form S-4 of our reports dated March 16, 2005, relating to the financial statements and financial statement schedule of Duke Energy Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of new accounting pronouncements and an explanatory paragraph regarding the agreements in February 2005 to sell Texas Eastern Products Pipeline Company LLC to Enterprise GP Holdings L.P. and to transfer a 19.7% interest in Duke Energy Field Services to ConocoPhillips) and to management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Duke Energy Corporation for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
August 22, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM